UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

Hendrx Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-50546	86-0914052
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2610 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-(888) 436-3791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

1.	On March 30, 2007, the Company received notice that Mr. Hendrik Tjandra, resigned as a director and Chairman of the board of directors of Hendrx Corp.

2.

Mr. Tjandra gave reasons for his resignation which are stated in his letter to the board and to shareholders dated March 30, 2007 and received March 31, 2007 attached as Exhibit 1 hereto and summarized as follows:

	a.	He indicated his dissatisfaction with the major shareholders who led the public financing.

	b.	He indicated his dissatisfaction with the conduct of the Board of Directors of the Company.

	c.	He indicated his dissatisfaction with the performance of the CEO.

3.	The Company, the Board of directors, and the CEO deny any wrongdoing.

4.	The CEO and the Board of Directors of the Company were pressing Mr. Tjandra to comply with the terms of a share purchase agreement entered December 16, 2004 including:

	a.	removing certain cross guarantees on loans to businesses unrelated to the Company but related to Mr. Tjandra.

	b.	the conduct of certain lawsuits which arose out of the acts of the predecessor company owned and controlled by Mr. Tjandra and his son David Tjahjadi.

5.

In preparing consolidated financial statements for its audit the Company became aware that Mr. Tjandra moved funds to another entity related to Mr. Tjandra, but unrelated to the Company, without the approval of the directors of Hendrx Corp. The Company asked Mr. Tjandra to explain this action.

6.	Mr. Tjandra has refused or neglected to respond to the Company’s inquiries other than to tender his resignation.

7.	The Company is taking steps to ensure that the litigation is dealt with appropriately and actively seeking equity or debt financing for its needs.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
1	Letter of Resignation

To: Dear Mr. Nadir and Mr. George
Please copy this letter to all shareholders

Today I hand in my resignation letter to you in very sad mood.
For about two years, ever since I cooperated with your company to establish HENDRX CORP, we are very unhappy at the cooperation.
To me, HENDRX is a public listed company running in very irregular way. Frankly, it is a family group under control of Shafiq. From nearly 20% commission of the capital raised to afterwards overall control of the Company, it is full of underhand deals. The openly and unscrupulous conspiring and control on the board meting have placed the Board in a very funny position, and so caused our employed directors feeling disappointed and left. However, ever since Shafiq's company spent money and sent the new CEO, it leads to HENDRX's inevitable defeat. He caused so many important issues not settled. As I learnt that many questions from operation company Yuxin's manager were sent to CEO by dozens of emails. CEO did not give instruction, not coming to the field for investigation, even no reply. This made the managers and employers of YUXIN felt extremely disappointed and left YUXIN one after another. Such a good company with bright future came to this situation, shouldn't it make us sad! As to so called "a few lawsuits", the CEO did not hire good lawyers to investigate the cases in order to seek justice from the law. I think there should be moral assessment and condemnation to the CEO for his dereliction of duty and have him take all the responsibilities. As for the present difficulties in Operation Company, it is closing to the deadline paying off bank loan. Who will invest new capital to help? No one care. If no paying off the loan on time, the court will announce bankruptcy of YUXIN. All these made us so disappointed and angry, I have no way out. However, you held my stocks groundlessly for more than one year and no return back, causing huge losses to my personal business. You guys should be responsible for the loss.
I have already lost the qualification in fact and have no face to stay in the position of so called "Chairman of the Board" and the Director of the Board. So this is my formal letter of resignation as the Chairman and the Director of HENDRX Board.

At this very moment, the ones I feel sorry at the most are the staff building up the business together with me. It is me who gave you a company in good conditions and thus ruined its bright future.

Best regards

Hendrik Tjandra
March 30, 2007

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hendrx Corp.

March 30, 2007
By:	/s/ George Solymar
George Solymar
Chief Executive Officer